Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

May 6, 2015    weil.com
Papa Murphy’s Holdings, Inc.
8000 NE Parkway Drive
Suite 350
Vancouver, WA 98662
Ladies and Gentlemen:
We have acted as counsel to Papa Murphy’s Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale by the selling stockholders identified in the Registration Statement, from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein, of up to 7,917,353 of shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Shares are to be sold pursuant to an underwriting agreement in substantially the form to be filed as an exhibit to an amendment to the Registration Statement or as an exhibit to a document incorporated by reference therein (the “Agreement”).
In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company in the form incorporated by reference as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company in the form incorporated by reference as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the Prospectus; (v) the Form of Common Stock Certificate of the Company in the form incorporated by reference as Exhibit 4.1 to the Registration Statement; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.
In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents, (iv) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered or issued as contemplated by the Registration Statement, (vi) a prospectus supplement will have been filed with the Commission identifying the selling stockholders of the Shares and describing the Shares offered thereby, and will at all relevant times comply with applicable laws, (vii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (viii) all Shares will be

May 6, 2015

offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (ix) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Shares will have been duly authorized and validly executed and delivered by the Company, the selling stockholders and the other parties thereto. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.
The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Weil, Gotshal & Manges LLP